Exhibit 99.1

Century Aluminum Appoints Gerald Bialek as Chief Financial Officer

CHICAGO, August 1, 2022 (GLOBE NEWSWIRE) – Century Aluminum Company (NASDAQ: CENX) announced today that it has appointed Gerald “Jerry” Bialek as its new Executive Vice President and Chief Financial Officer. Mr. Bialek will join the Company on August 22, 2022 and will report directly to Century’s Chief Executive Officer. He most recently served as Chief Financial Officer and Vice President and Treasurer at Cooper Tire & Rubber Company. Before joining Cooper Tire in 2014, Mr. Bialek spent twenty-five years in increasingly responsible positions at Ford Motor Company, Amcor Rigid Plastics and Johnson Controls.

Mr. Bialek is a graduate of the University of Michigan and holds an M.B.A. from Oakland University.

Jesse Gary, President and Chief Executive Officer, commented, “Throughout his career, Jerry has demonstrated proficiency in helping drive strong organic growth in industrial manufacturing environments. Jerry’s financial expertise and his outstanding leadership qualities will be an invaluable addition to the team. We are excited to have Jerry join us as we move the company forward.”

About Century Aluminum Company

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.

Cautionary Statement

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact

Peter Trpkovski

(Investors and media)

312-696-3132

Source: Century Aluminum Company